FY22 Q2 GENESCO September 2, 2021 Summary Results 1 Exhibit 99.2

This presentation contains forward-looking statements, including those regarding the performance outlook for the Company, expectations with respect to returning capital to shareholders and all other statements not addressing solely historical facts or present conditions. Forward-looking statements are usually identified by or are associated with such words as “intend,” “expect,” “believe,” “anticipate,” “should,” “optimistic” and similar terminology. Actual results could vary materially from the expectations reflected in these statements. A number of factors could cause differences. These include adjustments to projections reflected in forward-looking statements, including those resulting from the effects of COVID-19 on the Company’s business, including COVID-19 case spikes in locations in which the Company operates, additional store closures due to COVID-19 and expected timing for store reopenings, weakness in store and shopping mall traffic, timing of in person back-to-work and back-to-school and sales with respect thereto, expectations regarding the COVID-19 vaccine rollout and acceptance, restrictions on operations imposed by government entities and/or landlords, changes in public safety and health requirements, and limitations on the Company’s ability to adequately staff and operate stores. Differences from expectations could also result from store closures and effects on the business as a result of civil disturbances; the level and timing of promotional activity necessary to maintain inventories at appropriate levels; the imposition of tariffs on product imported by the Company or its vendors as well as the ability and costs to move production of products in response to tariffs; the Company’s ability to obtain from suppliers products that are in-demand on a timely basis and effectively manage disruptions in product supply or distribution, including disruptions as a result of COVID-19; unfavorable trends in fuel costs, foreign exchange rates, foreign labor and material costs, and other factors affecting the cost of products; the effects of the British decision to exit the European Union and other sources of market weakness in the U.K. and Republic of Ireland; the effectiveness of the Company's omnichannel initiatives; costs associated with changes in minimum wage and overtime requirements; wage pressure in the U.S. and the U.K.; weakness in the consumer economy and retail industry; competition and fashion trends in the Company's markets; risks related to the potential for terrorist events; risks related to public health and safety events; changes in buying patterns by significant wholesale customers; retained liabilities associated with divestitures of businesses including potential liabilities under leases as the prior tenant or as a guarantor; and changes in the timing of holidays or in the onset of seasonal weather affecting period-to-period sales comparisons. Additional factors that could cause differences from expectations include the ability to renew leases in existing stores and control or lower occupancy costs, and to conduct required remodeling or refurbishment on schedule and at expected expense levels; the Company’s ability to realize anticipated cost savings, including rent savings; the Company’s ability to achieve expected digital gains and gain market share; deterioration in the performance of individual businesses or of the Company's market value relative to its book value, resulting in impairments of fixed assets, operating lease right of use assets or intangible assets or other adverse financial consequences and the timing and amount of such impairments or other consequences; unexpected changes to the market for the Company's shares or for the retail sector in general; costs and reputational harm as a result of disruptions in the Company’s business or information technology systems either by security breaches and incidents or by potential problems associated with the implementation of new or upgraded systems; the Company’s ability to realize any anticipated tax benefits; and the cost and outcome of litigation, investigations and environmental matters involving the Company. Additional factors are cited in the "Risk Factors," "Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of, and elsewhere in, the Company’s SEC filings, copies of which may be obtained from the SEC website, www.sec.gov, or by contacting the investor relations department of Genesco via the Company’s website, www.genesco.com. Many of the factors that will determine the outcome of the subject matter of this release are beyond Genesco's ability to control or predict. Genesco undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Forward-looking statements reflect the expectations of the Company at the time they are made. The Company disclaims any obligation to update such statements. Safe Harbor Statement 2

We report consolidated financial results in accordance with generally accepted accounting principles (“GAAP”). However, to supplement these consolidated financial results our presentation includes certain Non-GAAP financial measures such as earnings and earnings per share and operating income. This supplemental information should not be considered in isolation as a substitute for related GAAP measures. We believe that disclosure of earnings and earnings per share from continuing operations and operating income adjusted for the items not reflected in the previously announced expectations will be meaningful to investors, especially in light of the impact of such items on the results. Reconciliations of the Non-GAAP supplemental information to the comparable GAAP measures can be found in the Appendix. Non-GAAP Financial Measures 3

4 Our Footwear Focused Vision & Strategy Vision

5 Our Footwear Focused Vision & Strategy Strategic Initiatives/Pillars

Highlights Q2 FY22 6 Both revenue and adjusted operating income exceeded pre-pandemic levels, increasing +14% and +346%, respectively, over FY20 two years ago. Higher operating profit delivered a record Q2 EPS of $1.05 compared with a loss of $1.23 last year and positive $0.15 two years ago, all on an adjusted basis. Delivering another strong quarter of digital results with double-digit operating profit to achieve a 19% digital penetration. This was driven by a 97% increase in digital revenue compared to FY20, as we retained almost 80% of last year’s volume which was elevated due to store closures. Driving much higher conversion and transaction size to deliver store sales that were almost at pre-pandemic levels. Increasing gross margin by 640 bps vs. last year and 50 bps compared to FY20, driven primarily by higher full price selling. Leveraging adjusted SG&A by 230 basis points compared to pre-pandemic levels. Further strengthening of our already strong balance sheet and cash position, enabling a balanced approach of investing in our business while also returning capital to shareholders going forward.

Q2 FY22 Key Earnings Highlights $555 MILLION IN TOTAL SALES $0.74 GAAP EPS vs. $0.05 FY20 $1.05 Non-GAAP EPS vs. $0.15 FY20 +346% GROWTH IN NON-GAAP OPERATING INCOME VS FY20 +14% vs. FY20 +97% GROWTH IN E-COMMERCE SALES VS FY20 7

Key Earnings Highlights Q2 FY22

FY22 Key Earnings Highlights 9

Total Sales Q2 FY22 10

Q2 FY22 Sales by Segment FY20 Net Sales $486.6 Million FY22 Net Sales $555.2 Million FY21 Net Sales $391.2 Million 11

YTD FY22 Sales by Segment FY20 Net Sales $982.2 Million FY22 Net Sales $1.1 Billion FY21 Net Sales $670.4 Million 12

(1) Adjusted Operating Income (Loss) by Segment Q2 FY22 Q2 FY22 (1) Adjusted Operating Income (Loss) by Segment 13

(1) Adjusted Operating Income (Loss) by Segment Q2 FY22 YTD FY22 (1) Adjusted Operating Income (Loss) by Segment 14

Q2 FY22 Inventory/Sales Change by Segment 15

Q2 FY22 Retail Stores Summary 16

Q2 FY22 Retail Square Footage 17

FY22 Projected Retail Store Count 18

53% 48% FY22 Projected Depreciation & Amortization = $44 Million FY22 Outlook Projected FY22 CapEx $35-$40 Million(1) (1) Excludes projected spend for the new Corporate Headquarters building. The projected capex for the new HQ in FY22 is approximately $11 million net of tenant allowance. 19 The Company is not providing guidance at this time but has provided commentary on its outlook for the coming quarter in its prepared remarks on the September 2, 2021 earnings call.

Appendix 20

Non-GAAP Reconciliation Q2 FY22 21

Non-GAAP Reconciliation YTD FY22 22

Q2 FY22 Adjusted Selling and Administrative Expenses 23

YTD FY22 Adjusted Selling and Administrative Expenses 24

FY22 Q2 GENESCO September 2, 2021 Summary Results 25